UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 14, 2012

HOST HOTELS & RESORTS, INC.

HOST HOTELS & RESORTS, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Host Hotels & Resorts, Inc.) Delaware (Host Hotels & Resorts, L.P.)	001-14625 0-25087	53-0085950 52-2095412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(240) 744-1000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 14, 2012, Host Hotels & Resorts, Inc. (“Host Inc.”) issued a press release announcing that Host Hotels & Resorts, L.P. (“Host L.P.”), for whom Host Inc. acts as general partner, priced its private placement offering (the “Offering”) of $350 million aggregate principal amount of 5 1/4% senior notes due 2022. The net proceeds of the Offering of approximately $344 million, after taking into account fees and offering expenses plus available cash, will be used to repay the $113 million principal amount outstanding of the 7.5% mortgage secured by the JW Marriott, Washington, D.C. and to redeem $250 million of our 6 7/8% Series S senior notes due in 2014. A copy of the press release is attached hereto and is incorporated by reference herein.

Additionally, on March 14, 2012, Host L.P. gave notice that it intends to redeem $250 million in aggregate principal amount outstanding of Host L.P.’s 6 7/8% Series S senior notes due 2014. The redemption date for the Series S senior notes is April 13, 2012 pursuant to an irrevocable notice delivered by the trustee on Host L.P.’s behalf on March 14, 2012. The Series S senior notes were issued pursuant to a supplement to Host L.P.’s senior notes indenture. Under the terms of the Series S senior notes, the redemption price will be 101.719% of the principal amount thereof, together with accrued and unpaid interest thereon to the redemption date.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Host Hotels & Resorts, Inc. Press Release, dated March 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, INC.
(Registrant)

Date: March 14, 2012	By:	/s/ Brian G. Macnamara
Brian G. Macnamara
Senior Vice President and Corporate Controller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, L.P.
(Registrant)

	By:	HOST HOTELS & RESORTS, INC.
Its General Partner

Date: March 14, 2012	By:	/s/ Brian G. Macnamara
Brian G. Macnamara
Senior Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Host Hotels & Resorts, Inc. Press Release, dated March 14, 2012.